Exhibit 10.18.4

AMENDMENT LETTER	San Fernando Valley Middle Market 21700 Oxnard Street, Suite 120 Woodland Hills, CA 91367 818-316-3153

September 24, 2014

Talon International, Inc.

21900 Burbank Boulevard, Suite 270

Woodland Hills, CA 91367

Attn: Lonnie D. Schnell, CEO, & Secretary

“Re: Fourth Amendment (“Amendment”) to the Commercial Credit Agreement dated December 31, 2013 (all prior Amendments, this Amendment, and the Commercial Credit Agreement together called the “Agreement”)

Dear Mr. Schnell:

In reference to the Agreement defined above between Union Bank, N.A. (“Bank”) and Talon International, Inc. (“Borrower”), the Bank and Borrower desire to amend the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meaning given them in the Agreement.

1.	Amendment to the Agreement:

(a)	Section 6 of the Agreement is hereby amended in its entirety as follows:

“To secure the payment and performance of all indebtedness and other obligations of Obligors to bank, Obligors will execute and deliver to bank, in form and substance satisfactory thereto, the following documents: (a) security agreements granting Bank a security interest in all personal-property assets of Obligors, including without limitation all “Talon” and “Tekfit” trademarks; (b) a security agreement granting Bank a security interest in 65% of the equity interests in Talon Shenzhen; and (c) such other documents, instruments and agreements as Bank may request to perfect, maintain the first priority of and protect such security interests. Borrower and Talon Shenzhen shall, no later than December 31, 2014, complete all such action, including without limitation approval by and registration with the competent authorities in the People’s Republic of China, as requested by bank with respect to the security interest specified in clause (b) above.”

Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

This Amendment shall become effective when the Bank shall have received the acknowledgment copy of this Amendment executed by the Borrower.

Very truly yours,

UNION BANK, N.A.

By: /s/ Rudy Cedillos

              Rudy Cedillos

Title:      Vice President

Agreed to and Accepted.

            24th day of September, 2014

TALON INTERNATIONAL, INC.

By: /s/ Lonnie D. Schnell

               Lonnie D. Schnell

Title:      CEO & Secretary